Exhibit 10.4

OWNERSHIP PLEDGE, ASSIGNMENT AND

SECURITY AGREEMENT

THIS OWNERSHIP PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”) is made as of June 29, 2007, by BARRIER THERAPEUTICS, INC., a Delaware corporation (the “Pledgor”), and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., a Delaware corporation, in its capacity as agent (and in such capacity, “Agent”) for Lender (as defined below).

RECITALS

A. The term “Borrower”, as used herein, shall mean all of the following entities collectively in the singular: Barrier Therapeutics, Inc.; and the term “Company” as used herein shall mean all of the following entities collectively in the singular: Barrier Therapeutics, N.V., a Belgian stock corporation.

B. Pursuant to that certain Credit and Security Agreement of even date herewith (as the same may be amended, modified, increased, renewed or restated from time to time, the “Credit Agreement”), among Borrower, Agent, Merrill Lynch, and the other financial institutions who are or hereafter become parties to the Credit Agreement (together with Merrill Lynch, collectively or individually, as the context may require, referred to herein as “Lender”), Lender has agreed to make available to Borrower a revolving loan facility in the maximum principal amount of Twelve Million Dollars ($12,000,000). Borrower has executed and delivered one or more promissory notes evidencing the indebtedness incurred by Borrower under the Credit Agreement (as the same may be amended, modified, increased, renewed or restated from time to time, and together with all renewal notes issued in respect thereof, collectively the “Notes”). The terms and provisions of the Credit Agreement and Notes are hereby incorporated by reference in this Agreement. This Agreement, the Notes, the Credit Agreement and all of the other documents evidencing, securing and/or governing or executed in connection with the Notes, as the same may be amended, modified, increased, renewed or restated from time to time, are herein referred to collectively as the “Financing Documents.”

C. The term “Obligations”, as used herein, means (1) the principal of, and interest on, the Notes and all other sums, fees, charges and expenses due or payable to Agent or Lender under this Agreement or the other Financing Documents, (2) all agreements and covenants with and obligations to Agent or Lender arising under, out of, or as a result of or in connection with the Financing Documents, (3) all amounts advanced by Agent or Lender to preserve, protect, defend, and enforce its rights under this Agreement and the other Financing Documents or in the collateral encumbered by the Financing Documents, and all expenses incurred by Agent or Lender in connection therewith, and (4) any and all other present and future indebtedness, liabilities and obligations of every kind and nature whatsoever of the Borrower to the Agent or Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, both now and hereafter existing, or due or to become due, whether as borrower, guarantor, surety, indemnitor, assignor, pledgor or otherwise. The term “Loans” as used herein means the loan transaction or transactions giving rise to the Obligations. The term “Ownership Interests” as used herein means all of the stock, shares, membership interests, partnership interests and other equity ownership interests of the Company.

D. As a condition to making the Loans, Lender has required the Pledgor to execute and deliver this Agreement as additional security for the Loans.

AGREEMENT

NOW, THEREFORE, as security for the Obligations, and to induce Agent and Lender to enter into the Credit Agreement and Lender to make the Loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Agent hereby incorporate hereby by this reference the foregoing Recitals and hereby covenant and agree as follows:

1. Grant of Assignment and Security Interest. Pledgor hereby pledges, assigns and grants to Agent, for the benefit of Lender and Agent, a security interest in the following property of Pledgor (collectively, the “Collateral”), whether now existing or hereafter created or arising:

(a) sixty-five percent (65%) of the Ownership Interests of the Company (the “Pledged Interests”) and all of the Pledgor’s rights to participate in the management of the Company, all rights, privileges, authority and powers of the Pledgor as owner or holder of the Pledged Interests, including, but not limited to, all contract rights, general intangibles, accounts and payment intangibles related thereto, all rights, privileges, authority and powers relating to the economic interests of the Pledgor as owner or holder of the Pledged Interests, including, without limitation, all investment property, contract rights, general intangibles, accounts and payment intangibles related thereto, all options and warrants of the Pledgor for the purchase of any Ownership Interest in the Company, all documents and certificates representing or evidencing the Pledged Interests, all of Pledgor’s right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by the Pledgor to the Company, and any other right, title, interest, privilege, authority and power of the Pledgor in or relating to the Company, all whether existing or hereafter arising, and whether arising under any operating agreement, shareholders’ agreement, partnership agreement or other agreement, or any bylaws, certificate of formation, articles of organization or other organization or governing documents of the Company (as the same may be amended, modified or restated from time to time) or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Lender a certificate duly executed by the Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder;

(b) all rights to receive cash distributions, profits, losses and capital distributions (including, but not limited to, distributions in kind and liquidating dividends and distributions) and any other rights and property interests related to the Pledged Interests;

(c) all other securities, instruments or property (including cash) paid or distributed in respect of or in exchange for the Pledged Interests, whether or not as part of or by way of spin-off, merger, consolidation, dissolution, reclassification, combination or exchange of stock (or other Ownership Interests), asset sales, or similar rearrangement or reorganization or otherwise; and

(d) all proceeds (both cash and non-cash) of the foregoing, whether now or hereafter arising with respect to the foregoing.

2. Registration of Pledge in Books of Company; Application of Proceeds. Pledgor hereby authorizes and directs Company to register Pledgor’s pledge to Agent of the Collateral on the books of Company and, following written notice to do so by Agent after the occurrence of an Event of Default (as hereinafter defined) under this Agreement, to make direct payment to Agent of any amounts due or to become due to Pledgor with respect to the Collateral. Any moneys received by Agent shall be applied to the Obligations in such order and manner of application as Agent may from time to time determine in its sole discretion.

3. Rights of Pledgor in the Collateral. Until any Event of Default occurs under this Agreement, Pledgor shall be entitled to exercise all voting rights and to receive all dividends and other distributions that may be paid on any Collateral and that are not otherwise prohibited by the Financing Documents. Any cash dividend or distribution payable in respect of the Collateral that is, in whole or in part, a return of capital or that is made in violation of this Agreement or the Financing Documents shall be received by Pledgor in trust for Agent, shall be paid immediately to Agent and shall be retained by Agent as part of the Collateral. Upon the occurrence and during the continuation of an Event of Default, the Pledgor shall, at the written direction of the Agent, immediately send a written notice to the Company instructing the Company, and shall cause the Company, to remit all cash and other distributions payable with respect to the Pledged Interests (until such time as Agent notifies Pledgor that such Event of Default has ceased to exist) directly to the Agent. Nothing contained in this paragraph shall be deemed to permit the payment of any sum or the making of any distribution which is prohibited by any of the Financing Documents, if any.

4. Representations and Warranties of Pledgor. Pledgor hereby warrants to Agent as follows:

(a) Schedule I and Schedule II are true, correct and complete in all respects;

(b) [Reserved];

(c) The Pledged Interests constitute at least the percentage of all the issued and outstanding Ownership Interests of the Company as set forth on Schedule I;

(d) [Reserved];

(e) Pledgor has good and marketable title to the Collateral. Pledgor is the sole owner of all of the Collateral, free and clear of all security interests, pledges, voting trusts, agreements, liens, claims and encumbrances whatsoever, other than the security interests, assignments and liens granted under this Agreement;

(f) Pledgor has not heretofore transferred, pledged, assigned or otherwise encumbered any of its rights in or to the Collateral;

(g) Pledgor is not prohibited under any agreement with any other person or entity, or under any judgment or decree, from the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

(h) No action has been brought or, to Pledgor’s knowledge, threatened that might prohibit or interfere with the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

(i) Pledgor has full power and authority to execute and deliver this Agreement, and the execution and delivery of this Agreement do not conflict with any agreement to which Pledgor is a party or any law, order, ordinance, rule, or regulation to which Pledgor is subject or by which it is bound and do not constitute a default under any agreement or instrument binding upon Pledgor; and

(j) This Agreement has been properly executed and delivered and constitutes the valid and legally binding obligation of Pledgor and is fully enforceable against Pledgor in accordance with its terms.

5. Covenants of Pledgor. Pledgor hereby covenants and agrees as follows:

(a) To do or cause to be done all things necessary to preserve and to keep in full force and effect its interests in the Collateral, and to defend, at its sole expense, the title to the Collateral and any part of the Collateral;

(b) To cooperate fully with Agent’s efforts to preserve the Collateral and to take such actions to preserve the Collateral as Lender may in good faith direct;

(c) To cause Company to maintain proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Collateral and which reflect the lien of Agent on the Collateral;

(d) To deliver to Agent, on or before August 29, 2007, certificates representing 65% of the Ownership Interests and the other Collateral, and to execute and deliver to Agent, on or before August 29, 2007, one or more transfer powers, substantially in the form of Schedule III attached hereto or otherwise in form and content satisfactory to Agent, pursuant to which Pledgor assigns, in blank, 65% of the Ownership Interests in the Company and other Collateral (the “Transfer Powers”), which such Transfer Powers shall be held by Agent as part of the Collateral;

(e) To deliver immediately to Agent any certificates that may be issued following the date of this Agreement as necessary to cause the Pledged Interests to remain at 65% of the Ownership Interests, and to execute and deliver to Agent one or more Transfer

Powers pursuant to which Pledgor assigns, in blank, all such Pledged Interests and the other Collateral, which such Transfer Powers shall be held by Agent as part of the Collateral;

(f) To execute and deliver to the Agent such financing statements as the Agent may request with respect to the Pledged Interests, and to take such other steps as the Agent may from time to time reasonably request to perfect the Agent’s security interest in the Pledged Interests under applicable law;

(g) Not to sell, discount, allow credits or allowances, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral or any part of the Collateral;

(h) After an Event of Default under the Financing Documents (including but not limited to this Agreement), not to receive any dividend or distribution or other benefit with respect to Company, and not to vote, consent, waive or ratify any action taken, that would violate or be inconsistent with any of the terms and provisions of this Agreement, or any of the Financing Documents or that would materially impair the position or interest of Agent in the Collateral or dilute the Ownership Interests pledged to Agent under this Agreement;

(i) Not to sell or otherwise dispose of, or create, incur, assume or suffer to exist any lien upon any of the Collateral, other than liens in favor of Agent;

(j) That Pledgor will, upon obtaining ownership of any other Ownership Interests otherwise required to be pledged to Agent pursuant to any of the Financing Documents, which Ownership Interests are not already Pledged Interests, within five (5) Business Days deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule IV hereto (a “Pledge Amendment”) in respect of any such additional Ownership Interests pursuant to which Pledgor shall pledge to Agent such additional Ownership Interests such that the Pledged Interests equal 65% of the Ownership Interests in the Company. Prior to the delivery thereof to Agent, all such additional Ownership Interests shall be held by Pledgor separate and apart from its other property and in express trust for Agent;

(k) That Pledgor consents to the admission of Agent, (and its assigns or designee) as a member, partner or stockholder of the Company upon Agent’s acquisition of any of the Ownership Interests; and

6. Rights of Agent. Agent may from time to time and at its option (a) require Pledgor to, and Pledgor shall, periodically deliver to Agent records and schedules, which show the status of the Collateral and such other matters which affect the Collateral; (b) verify the Collateral and inspect the books and records of Company and make copies of or extracts from the books and records; and (c) notify any prospective buyers or transferees of the Collateral or any other persons of Agent’s interest in the Collateral. Pledgor agrees that Agent may at any time take such steps as Agent deems reasonably necessary to protect Agent’s interest in and to preserve the Collateral. Pledgor hereby consents and agrees that Agent may at any time or from time to time pursuant to the Credit Agreement (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all Obligations, (b) supplement, amend, restate, supercede, or replace the Credit Agreement or any other Financing Documents, (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Credit

Agreement, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Credit Agreement, (e) settle, compromise or grant releases for any Obligations and/or any person or persons liable for payment of any Obligations, (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the Obligations and (g) apply any and all payments received from any source by Agent at any time against the Obligations in any order as Agent may determine pursuant to the terms of the Credit Agreement; all of the foregoing in such manner and upon such terms as Agent may determine and without notice to or further consent from Pledgor and without impairing or modifying the terms and conditions of this Agreement which shall remain in full force and effect.

This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (i) any delay in making demand on Pledgor for or delay in enforcing or failure to enforce, performance or payment of any Obligations, (ii) any failure, neglect or omission on Agent’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations, (iii) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (iv) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Credit Agreement, (v) the existence or nonexistence of any defenses which may be available to the Pledgor with respect to the Obligations, or (vi) the commencement of any bankruptcy, reorganization; liquidation, dissolution or receivership proceeding or case filed by or against Pledgor.

7. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) under this Agreement:

(a) the failure of Pledgor to perform, observe, or comply with any of the provisions of this Agreement, where such failure shall remain uncured for a period of twenty (20) days after the date of written notice from Agent to Pledgor;

(b) any representation, warranty or information made or given in this Agreement shall prove to have been false or misleading when made or given in any material respect;

(c) the occurrence of an Event of Default (as defined in any of the Financing Documents) or the continuance of any default under the Financing Documents beyond any applicable grace or cure period provided for therein;

(d) the filing of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute by or against Pledgor; or

(e) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of Pledgor.

8. Rights of Agent Following Event of Default. Upon the occurrence or during the continuation of an Event of Default under this Agreement (and in addition to all of its other rights, powers and remedies under this Agreement), Agent may, at its option, without notice to Pledgor or any other party, do any one or more of the following:

(a) Declare any unpaid balance of the Obligations to be immediately due and payable (the occurrence or nonoccurrence of an Event of Default shall in no manner impair the ability of Agent to demand payment of any portion of the Obligations that is payable upon demand);

(b) Proceed to perform or discharge any and all of Pledgor’s obligations, duties, responsibilities, or liabilities and exercise any and all of its rights in connection with the Collateral for such period of time as Agent may deem appropriate, with or without the bringing of any legal action in or the appointment of any receiver by any court;

(c) Do all other acts which Agent may deem necessary or proper to protect Agent’s security interest in the Collateral and carry out the terms of this Agreement;

(d) Exercise all voting and management rights of Pledgor as to the Company or otherwise pertaining to the Collateral, and Pledgor, forthwith upon the request of Agent, shall use its best efforts to secure, and cooperate with the efforts of Agent to secure (if not already secured by Agent), all the benefits of such voting and management rights.

(e) Sell the Collateral in any manner permitted by the UCC; and upon any such sale of the Collateral, Agent may (i) bid for and purchase the Collateral and apply the expenses of such sale (including, without limitation, attorneys’ fees) as a credit against the purchase price, or (ii) apply the proceeds of any sale or sales to other persons or entities, in whatever order Agent in its sole discretion may decide, to the expenses of such sale (including, without limitation, attorneys’ fees), to the Obligations, and the remainder, if any, shall be paid to Pledgor or to such other person or entity legally entitled to payment of such remainder; and

(f) Proceed by suit or suits in law or in equity or by any other appropriate proceeding or remedy to enforce the performance of any term, covenant, condition, or agreement contained in this Agreement, and institution of such a suit or suits shall not abrogate the rights of Agent to pursue any other remedies granted in this Agreement or to pursue any other remedy available to Agent either at law or in equity.

Agent shall have all of the rights and remedies of a secured party under the UCC and other applicable laws. All costs and expenses, including reasonable attorneys’ fees and expenses, incurred or paid by Agent in exercising or protecting any interest, right, power or remedy conferred by this Agreement, shall bear interest at a per annum rate of interest equal to the then highest rate of interest charged on any of the Obligations from the date of payment until repaid in full and shall, along with the interest thereon, constitute and become a part of the Obligations secured by this Agreement.

Pledgor hereby constitutes Agent as the attorney-in-fact of Pledgor after an Event of Default under the Financing Documents (including but not limited to this Agreement) to take such actions and execute such documents as Agent may deem appropriate in the exercise of the rights and powers granted to Agent in this Agreement, including, but not limited to, filling-in blanks in the Transfer Power to cause a transfer of the Ownership Interests and other Collateral pursuant to a sale of the Collateral. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment in full of the Obligations. Pledgor shall indemnify and hold Agent harmless for all losses, costs, damages, fees, and expenses suffered or incurred in connection with the exercise of this power of attorney and shall release Agent from any and all liability arising in connection with the exercise of this power of attorney.

9. Performance by Agent. If Pledgor shall fail to perform, observe or comply with any of the conditions, terms, or covenants contained in this Agreement or any of the other Financing Documents, Agent without notice to or demand upon Pledgor and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter perform such conditions, terms or covenants for the account and at the expense of Pledgor, and may enter upon the premises of Pledgor for that purpose and take all such action on the premises as Agent may consider necessary or appropriate for such purpose. All sums paid or advanced by Agent in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the foregoing, together with interest thereon at a per annum rate of interest equal to the then highest rate of interest charged on the principal of any of the Obligations, from the date of payment until repaid in full, shall be paid by Pledgor to Agent on demand and shall constitute and become a part of the Obligations secured by this Agreement.

10. Indemnification. Agent shall not in any way be responsible for the performance or discharge of, and Agent does not hereby undertake to perform or discharge of, any obligation, duty, responsibility, or liability of Pledgor in connection with the Collateral or otherwise. Pledgor hereby agrees to indemnify Agent and hold Agent harmless from and against all losses, liabilities, damages, claims, or demands suffered or incurred by reason of this Agreement or by reason of any alleged responsibilities or undertakings on the part of Agent to perform or discharge any obligations, duties, responsibilities, or liabilities of Pledgor in connection with the Collateral or otherwise; provided, however, that the foregoing indemnity and agreement to hold harmless shall not apply to losses, liabilities, damages, claims, or demands suffered or incurred by reason of Agent ‘s own gross negligence or willful misconduct. Agent shall have no duty to collect any amounts due or to become due in connection with the Collateral or enforce or preserve Pledgor’s rights under this Agreement.

11. Termination. Upon payment in full of the Obligations, and termination of any further obligation of Agent or Lender to extend any credit to Borrower under the Financing Documents, this Agreement shall terminate and Agent shall promptly execute appropriate documents to evidence such termination.

12. Release. Without prejudice to any of Agent’s rights under this Agreement, Agent may take or release other security for the payment or performance of the Obligations, may release any party primarily or secondarily liable for the Obligations, and may apply any other security held by Lender to the satisfaction of the Obligations.

13. Pledgor’s Liability Absolute. The liability of Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Pledgor or any other person, nor against other securities or liens available to Agent or Lender, or their respective successors, assigns, or agents. Pledgor waives any right to require that resort be had to any security or to any balance of any deposit account or credit on the books of Agent or Lender in favor of any other person.

14. Preservation of Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral and in preserving rights under this Agreement if Agent takes action for those purposes as Pledgor may reasonably request in writing, provided, however, that failure to comply with any such request shall not, in and of itself, be deemed a failure to exercise reasonable care, and no failure by Agent to preserve or protect any rights with respect to the Collateral or to do any act with respect to the preservation of the Collateral not so requested by Pledgor shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

15. General.

(a) Final Agreement and Amendments. This Agreement, together with the other Financing Documents, constitutes the final and entire agreement and understanding of the parties and any term, condition, covenant or agreement not contained herein or therein is not a part of the agreement and understanding of the parties. Neither this Agreement, nor any term, condition, covenant or agreement hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

(b) Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. No single or partial exercise of any power or right shall preclude other or further exercise of the power or right or the exercise of any other power or right. No course of dealing between the parties hereto shall be construed as an amendment to this Agreement or a waiver of any provision of this Agreement. No notice to or demand on Pledgor in any case shall thereby entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances.

(c) Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

(d) Construction. As used herein, all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Agreement. The Recitals are incorporated herein as a substantive part of this Agreement and the parties hereto acknowledge that such Recitals are true and correct.

(e) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns hereunder. In the event of any assignment or transfer by Agent of any of the Pledgor’s obligations under the Financing Documents or the collateral therefor, Agent thereafter shall be fully discharged from any responsibility with respect to such collateral so assigned or transferred, but Agent shall retain all rights and powers given by this Agreement with respect to any of the Pledgor’s obligations under the Financing Documents or collateral not so assigned or transferred. Pledgor shall have no right to assign or delegate its rights or obligations hereunder.

(f) Severability. If any term, provision, covenant or condition of this Agreement or the application of such term, provision, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law.

(g) Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in Section 14.3 of the Credit Agreement. All notices to Pledgor shall be addressed in accordance with the information provided on the signature page hereto.

(h) Remedies Cumulative. Each right, power and remedy of the Agent as provided for in this Agreement, or in any of the other Financing Documents or now or hereafter existing by law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement, or in any of the other Financing Documents or now or hereafter existing by law, and the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any other rights, powers or remedies.

(i) Time of the Essence; Survival; Joint and Several Liability. Time is of the essence of this Agreement and each and every term, covenant and condition contained herein. All covenants, agreements, representations and warranties made in this Agreement or in any of the other Financing Documents shall continue in full force and effect so long as any of the obligations of any party under the Financing Documents (other than Agent or Lender) remain outstanding. Each persons or entity constituting Pledgor shall be jointly and severally liable for all of the obligations of Pledgor under this Agreement.

(j) Further Assurances. Pledgor hereby agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Agent or any of its agents to exercise and enforce its rights and remedies under this Agreement with respect to any portion of such collateral.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original, but all of which shall constitute one in the same instrument. As used in this Agreement, the term “this Agreement” shall include all attachments, exhibits, schedules, riders and addenda.

(l) Costs. Pledgor shall be responsible for the payment of any and all reasonable fees, costs and expenses which Agent may incur by reason of this Agreement, including but not limited to the following: (i) any taxes of any kind related to any property or interests assigned or pledged hereunder; (ii) expenses incurred in filing public notices relating to any property or interests assigned or pledged hereunder; and (iii) any and all costs, expenses and fees (including, without limitation, reasonable attorneys’ fees and expenses and court costs and fees), whether or not litigation is commenced, incurred by Agent in protecting, insuring, maintaining, preserving, attaching, perfecting, enforcing, collecting or foreclosing upon any lien, security interest, right or privilege granted to Agent or any obligation of Pledgor under this Agreement, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to this Agreement or any property or interests assigned or pledged hereunder.

(m) No Defenses. Pledgor’s obligations under this Agreement shall not be subject to any set-off, counterclaim or defense to payment that Pledgor now has or may have in the future.

(n) Cooperation in Discovery and Litigation. In any litigation, trial, arbitration or other dispute resolution proceeding relating to this Agreement, all directors, officers, employees and agents of Pledgor or of its affiliates shall be deemed to be employees or managing agents of Pledgor for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise). Pledgor agrees that Agent ‘s counsel in any such dispute resolution proceeding may examine any of these individuals as if under cross-examination and that any discovery deposition of any of them may be used in that proceeding as if it were an evidence deposition. Pledgor in any event will use all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Agent, all persons and entities, documents (whether in tangible, electronic or other form) or other things under its control and relating to the dispute in any jurisdiction that recognizes that (or any similar) distinction.

(o) CHOICE OF LAW; CONSENT TO JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), EACH PLEDGOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE STATE OF NEW YORK, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE AGENT FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED

FOR UNDER APPLICABLE LAW, ALL SERVICE OR PROCESS IN ANY PROCEEDING IN ANY NEW YORK STATE OR UNITED STATES COURT SITTING IN THE STATE OF NEW YORK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO PLEDGOR AT THE ADDRESS INDICATED HEREIN, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF PLEDGOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

16. WAIVER OF JURY TRIAL. PLEDGOR HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY PLEDGOR, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. AGENT OR LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF PLEDGOR’S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, PLEDGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF AGENT OR LENDER (INCLUDING THEIR RESPECTIVE COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO PLEDGOR THAT AGENT WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this instrument constitute an instrument executed under seal, each of the parties have caused this Agreement to be executed under seal the day and year first above mentioned.

WITNESS:	PLEDGOR:

BARRIER THERAPEUTICS, INC.

	By:	/S/ GEERT CAUWENBERGH
	Name:	GEERT CAUWENBERGH
	Title:	CHIEF EXECUTIVE OFFICER

Pledgor Contact Information:

Address: Barrier Therapeutics, Inc. 600 College Road East Princeton, New Jersey 08540-6697
Telephone: 609-945-1200
Facsimile: 609-945-1212

AGENT:

MERRILL LYNCH CAPITAL
a Delaware corporation

	By:	/S/ WILLIAM D. GOULD	(SEAL)
	Name:	WILLIAM D. GOULD
	Title:	Its Authorized Signatory

NOTICE OF PLEDGE

TO: Barrier Therapetics, N.V. (collectively in the singular, the “Company”)

Notice is hereby given that, pursuant to an Ownership Pledge, Assignment and Security Agreement of even date with this Notice (the “Agreement”), from undersigned (collectively in the singular, the “Pledgor”), to MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc. (in its individual capacity as a lender, “Merrill Lynch”), in its capacity as agent (“Agent”) for Lender (as defined below) in connection with financing arrangements in effect Borrower, Agent, Merrill Lynch, and the other financial institutions who are or hereafter become parties to the Credit Agreement (together with Merrill Lynch, collectively or individually, as the context may require, referred to herein as “Lender”), Pledgor has pledged and assigned to Agent and granted to Agent a continuing first priority security interest in, all of its right, title and interest, whether now existing or hereafter arising our acquired, in, to, and under the following (the “Collateral”):

(a) Sixty-five percent (65%) of the Ownership Interests of the Company (the “Pledged Interests”) and all of the Pledgor’s rights to participate in the management of the Company, all rights, privileges, authority and powers of the Pledgor as owner or holder of the Pledged Interests in the Company, including, but not limited to, all contract rights, general intangibles, accounts and payment intangibles related thereto, all rights, privileges, authority and powers relating to the economic interests of the Pledgor as owner or holder or the Pledged Interests, including, without limitation, all investment property, contract rights, general intangibles, accounts and payment intangibles related thereto, all options and warrants of the Pledgor for the purchase of any Ownership Interest in the Company, all documents and certificates representing or evidencing the Pledged Interests, all of Pledgor’s right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by the Pledgor to the Company, and any other right, title, interest, privilege, authority and power of the Pledgor in or relating to the Company, all whether existing or hereafter arising, and whether arising under any operating agreement, shareholders’ agreement, partnership agreement or other agreement, or any bylaws, or the certificate of formation, articles of organization or other organization or governing documents of the Company (as the same may be amended, modified or restated from time to time) or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Lender a certificate duly executed by the Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder;

(b) all rights to receive cash distributions, profits, losses and capital distributions (including, but not limited to, distributions in kind and liquidating dividends and distributions) and any other rights and property interests related to the Pledged Interests;

(c) all other securities, instruments or property (including cash) paid or distributed in respect of or in exchange for the Pledged Interests, whether or not as part of or by way of spin-off, merger, consolidation, dissolution, reclassification, combination or exchange of stock (or other Ownership Interests), asset sales, or similar rearrangement or reorganization or otherwise; and

(d) all proceeds (both cash and non-cash) of the foregoing, whether now or hereafter arising with respect to the foregoing.

Pursuant to the Agreement, the Company is hereby authorized and directed, and Company hereby agrees, to:

(i) register on its books Pledgor’s pledge to Lender of the Collateral; and

(ii) upon the occurrence of an Event of Default under the Agreement (or prior thereto, as may be required under the Agreement) make direct payment to Agent of any amounts due or to become due to Pledgor that are attributable, directly or indirectly, to Pledgor’s ownership of the Collateral.

(e) Pledgor hereby directs Company to, and Company hereby agrees to, comply with instructions originated by the Agent with respect to the Collateral without further consent of the Pledgor. It is the intention of the foregoing to grant “control” to Agent within the meaning of Articles 8 and 9 of the UCC, to the extent the same may be applicable to the Collateral.

Pledgor hereby requests the Company to indicate its acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy of this Notice where indicated below and returning it to Agent.

Dated as of June 29, 2007

WITNESS:	PLEDGOR:
/S/ ALBERT C. BRISTOW
BARRIER THERAPEUTICS, INC.

	By:	/S/ ANNE M. VANLENT
	Name:	ANNE M. VANLENT
	Title:	EVP & CHIEF FINANCIAL OFFICER

ACKNOWLEDGED BY THE COMPANY as of this 29 day of June, 2007:

WITNESS/ATTEST:	COMPANY

BARRIER THERAPETICS, N.V.

/S/ ALBERT C. BRISTOW	By:	/S/ GEERT CAUWENBERGH
	Name:	GEERT CAUWENBERGH
	Title:	CHIEF EXECUTIVE OFFICER

PLEDGE AMENDMENT

This Pledge Amendment, dated                 , 2007 is delivered pursuant to Section 5(i) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 4 of the Pledge Agreement are and continue to be true and correct, both as to the Collateral pledged prior to this Pledge Amendment and as to the Collateral pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated as of June 29, 2007, between undersigned, as Pledgor, and MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., as Agent, (as may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) and that the Ownership Interests listed on this Pledge Amendment shall be and become a part of the Pledged Interests and Pledged Collateral referred to in said Pledge Agreement and shall secure all Obligations referred to and in accordance with said Pledge Agreement. Schedule I of the Pledge Agreement shall be deemed amended to include the Ownership Interests listed on this Pledge Amendment. The undersigned acknowledge that any Ownership Interests issued by the Company owned by Pledgor not included in the Pledged Collateral at the discretion of Lender may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Obligations.

BARRIER THERAPEUTICS, INC.

By:
Name:
Title: